UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2024

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North
Fargo, North Dakota

(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by NI Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on May 8, 2024, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated May 7, 2024, between the Company and Scott Insurance Holdings, LLC, (“Scott Insurance Holdings”) to sell its subsidiary, Westminster American Insurance Company (“Westminster”), to Scott Insurance Holdings (“Buyer”), a privately owned Maryland limited liability company, for a cash purchase price of $10.5 million (collectively, the “Transaction”). Scott Insurance Holdings is affiliated with John Scott, Sr., the father of the president of Westminster, John Scott, Jr.

On June 30, 2024 (“Closing Date”), the Company completed the previously announced sale of Westminster to Scott Insurance Holdings for a cash purchase price of $10.5 million, subject to certain post-closing adjustments pursuant to the Purchase Agreement, including a post-closing payment to or from the Company based on the ending statutory surplus balance for Westminster.

As a result of the completion of the Transaction, the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations and is including in this Current Report on Form 8-K the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2024 giving effect to the Transaction. In addition, the Company is including Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2024 as well as the years ended December 31, 2023, 2022, and 2021 as outlined in Item 9.01.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 8, 2024 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Statements

The following financial information of NI Holdings, Inc. is included as Exhibit 99.1 to this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

•	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2024
•	Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2024 as well as the years ended December 31, 2023, 2022, and 2021
•	Notes to the Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated May 7, 2024 (1)
99.1	Unaudited Pro Forma Consolidated Financial Information of NI Holdings, Inc.
99.2	Press Release dated July 5, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed as Exhibit 2.1 to the Company’s Form 8-K (File No. 001-37973) filed with the SEC on May 8, 2024, and incorporated herein by reference.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of the omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: July 5, 2024	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer